Exhibit 5.1

McGuireWoods LLP

One James Center

Richmond, Virginia 23219

December 18, 2008

Board of Directors

Markel Corporation

4521 Highwoods Parkway

Glen Allen, VA 23060

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 of Markel Corporation (the “Company”) being filed with the Securities and Exchange Commission (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of common shares, preferred shares, debt securities, warrants, share purchase contracts and share purchase units (collectively, the “Securities”). In connection with the offering of the Securities, you have requested our opinion with respect to the matters set forth herein.

In connection with the delivery of this opinion, we have examined originals or copies of the articles of incorporation and bylaws of the Company, the Registration Statement and the exhibits thereto, certain resolutions adopted by the Board of Directors, and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives, and have made such inquiries of the Company and its officers and representatives, as we have deemed necessary or appropriate in connection with the opinions set forth herein. We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by the Company in connection with the authorization, registration, issuance and sale of the Securities. With respect to certain factual matters, we have relied upon representations set forth in the Registration Statement, or otherwise made by, officers of the Company.

In making such examination and rendering the opinions set forth below, we have assumed without verification (i) that all documents submitted to us as originals are authentic, complete and accurate, (ii) that all signatures on documents submitted to us are genuine, (iii) that all individuals executing such documents had the requisite legal capacity, (iv) that all documents submitted to us as copies conform to authentic original documents, (v) that the Board of Directors, a duly authorized committee of the Board of

Directors or duly authorized officers of the Company will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters and (vi) that any documents not yet executed will be duly executed in the form(s) attached as exhibits to the registration statement, or in form(s) duly authorized and established by action of the Board of Directors of the Company, a duly authorized committee of the Board of Directors or duly authorized officers of the Company.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under an applicable indenture, namely, the Trustee, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Indenture; that such indenture has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture.

Based on such examination and review, and subject to the foregoing, we are of the opinion that:

1.	The Company is a corporation validly existing under the laws of the Commonwealth of Virginia, and has the corporate power to conduct its business as now conducted and to issue the Securities to be issued by it.

2.	When the Registration Statement has become effective under the Securities Act, and any applicable state securities or Blue Sky laws have been complied with, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Securities of which the Company is the issuer will be (a) in the case of common shares and preferred shares, legally issued, fully paid and non-assessable, and (b) in the case of debt securities (when duly executed and authenticated in accordance with the applicable indenture or supplemental indenture), warrants, share purchase contracts or share purchase units, legal and binding obligations of the Company.

This opinion is limited to the laws of the United States of America, the Commonwealth of Virginia and the State of New York, and we have not considered, and we express no opinion as to, the laws of any other jurisdiction.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the statements made with regard to our firm under the caption “LEGAL MATTERS” appearing in the prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ McGuireWoods LLP